SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-50441

Date of Report: August 19, 2010

CHINA DIGITAL ANIMATION DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

New York	84-1275578
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

15 West 39th Street, Suite 14B	10018
(Address of principal executive offices)	(Zip Code)

212-391-2688
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On August 19, 2010 the Registrant’s subsidiary, Heilongjiang Hairong Science & Technology Development Co., Ltd. (“Hairong”), entered into a Cancellation Agreement with Chongqing Dinv Ares Television Media, Ltd. (“Dinv Ares”) and Xiaoyang Fu.  The Cancellation Agreement is effective as of August 12, 2010.  The agreement terminates the prior agreements among the parties, which, as modified, contemplated that Hairong would acquire from Dinv Ares one of its subsidiaries: Chongqing Dinv Ares Filming Production Co., Ltd.  In connection with the execution of the Cancellation Agreement, Xiaoyang Fu has returned to China Digital Animation Development the 500,000 shares of its common stock that were issued as a deposit against the future obligation to issue those shares in exchange for Chongqing Dinv Ares Filming Production Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 23, 2010	CHINA DIGITAL ANIMATION DEVELOPMENT, INC.

By: /s/ Fu Qiang
Fu Qiang, Chief Executive Officer